CHARLES MORGAN SECURITIES INC.

INVESTMENT ADVISORY AGREEMENT

AGREEMENT, made this 5th day of December, 2006 by and between Mach One Corporation, having its principal place of business at 3155 East Patrick Lane, Suite 1, Las Vegas, Nevada 89120 hereinafter the "Company" and Charles Morgan Securities Inc., having its principal place of Business at 120 Wall ST., 16th floor,, New York, NY 10005, hereinafter the ("Consultant").

WITNESSETH

NOW, THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows;

1.

Purpose: The Company hereby engages Consultant for the term specified in Paragraph 2 hereof to tender consulting advice to the Company as an investment advisor relating to financial and similar matters upon the terms and conditions, set forth herein.

2.

Term: This Agreement shall be effective for twelve (12) months from the date hereof. This contract is binding on both parties. Either party may terminate the term of the agreement at any time upon five days written notice after the first ninety days.

3.

Nature of Services: The Company hereby engages Consultant to render the services hereinafter described during the term hereof on a non-exclusive basis (it being understood and agreed that Consultant is free to render the same or similar services to any other entity selected by it),

(a)

Advice concerning on-going strategic corporate planning and long-term investment policies, including any revision of the Company's business plan.

(b)

Advice concerning changes in the capitalization of the Company and changes in the Company's corporate structure;

(c)

Evaluation   of the   Company's   managerial,   marketing   and   sales requirements.

(d)

Advice with regards to potential mergers and acquisitions, whether the Company will be the acquiring company or be target of acquisition.

(e)

Advice regarding the sales of securities in private transactions.

(f)

Introduction   to   Exchanges'   and   Registered   Associations'   market participants.

(g)

Introductions to Financial institutions and Money Managers

(h)

Introductions to independent analyst to provide third party coverage on the Company at such time that the Company is listed on a major exchange (Nasdaq NMS, Amex or NYSE)

(i)

Hold a shareholders meeting with industry professionals

4.

Responsibilities of the Company. The Company shall provide the Consultant with all financial and business information about the Company as requested by the Consultant in a timely manner. In addition, executive officers and directors of the Company shall make themselves available for personal consultations with the Consultant and/or third patty designees, subject to reasonable prior notice, pursuant to the request of the Consultant

The Company recognizes and confirms that, in advising the Company and in fulfilling its engagement hereunder, the Consultant will use and rely on data, material and other information furnished to Consultant by the Company. The Company acknowledges and agrees that in performing its services under this engagement, the Company may rely upon the data, material and other information supplied by the Company without independently verifying the accuracy, completeness or veracity of same.

5.

Compensation: For corporate financial advisory services, due diligence, business development, and other services including without limitation those provided for in paragraph 3 above, with the exception of subparagraph 3(H) which will be provided to the Company from time to time over the course of our engagement, we mutually agree that the Consultant will be entitled to compensation and other consideration during the term of the agreement as provided in subparagraphs(a), and (b) below- It is understood and agreed that (i) in the event of any termination of this agreement by either party, none of the compensation provided below that is due for payment on any date following the date of termination shall be payable, and (ii) no compensation shall be payable to Consultant beyond the amounts provided below except as both parties expressly agree to payment of additional compensation,

(a)

The Company will pay an engagement fee of $30,000 (thirty thousand dollars) upon the signing of this agreement. This fee may be paid in cash or free trading stock at the election of the Company- If paid with the common stock of the Company, then it is agreed that the Company will pay with stock having a value of 125% of the cash payment alternative, based on the closing bid price of the common stock of the Company on the due date of the payment. It is further agreed that if the company elects to pay with stock than that stock will be free trading and unencumbered.

(b)

The Company will pay a fee of $120,000 (one hundred twenty thousand dollars) over the course of the next twelve months.   These funds will he used for the following: twenty five thousand dollars to be paid to the Consultant or its assigns for the purpose of fulfilling the responsibilities in paragraph 3(H), ten thousand dollars to pay for the presentation by the Consultant at the W Hotel for Shareholders of record and industry professionals, and ten thousand dollars to be paid to the Consultant or its designation of a printer to print various materials. The balance of fifty five thousand dollars is to be paid to the Consultant as an additional fee for services being rendered. The fee is payable in cash or free trading common stock at the Company's ejection. If paid with common stock of the Company then it is agreed that the company will pay with free trading stock having a value of 125% of the cash, payment alternative, based on the closing bid price of the common stock of the Company on the due date of the payment It is also agreed that if the company elects to use the cash alternative than the stock used as payment will be free trading and unencumbered.

(c)

The Company will also pay a fee of 750,000 shares of the common stock of the Company concurrent with the signing of this agreement, and a further 750,000 shares on each of the following anniversary's to this agreement. The ninety day anniversary or February 1, 2006 the one hundred and eight day anniversary or May 1, 2006 and the two hundred and seventy day anniversary or August 1, 2006, for a total of 3,000,000 four million shares. It is understood that these shares shall have piggy back registration rights and will be included in any registration statement the Company prepares after January 10, 2006.

6.

Expenses: Provided their incurrence has been approved by the Company in advance in each instance. The Company shall reimburse the Consultant for actual out-of pocket expenses including, but not limited to, facsimile, postage, printing, photocopying, and entertainment, incurred by the Consultant with the prior written consent of the Company and in connection with the performance by the Consultant of its duties hereunder, the Company shall also reimburse the Consultant for the costs of all travel and related expenses incurred by the Consultant in connection with the performance of its services hereunder, provided that all such costs and expenses have been authorized, in advance, by the Company. Expenses shall be due and payable when billed and after they have been incurred.

7.

Liability of Consultant: The Company acknowledges that all opinions and advice (written or oral) given by Consultant to the Company in connection with Consultant's engagement are intended solely for the benefit and use of the Company and the Company agrees that no person or entity other than the Company shall be entitled to make use of or rely upon the advice of Consultant to be given hereunder, and no such opinion or advice shall be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, m any manner or for any purpose, nor may the Company make any public references to Consultant, or use Consultant's name in any annual reports or any other reports or releases of the Company without Consultant's prior written consent.

8.

Indemnification: The Company agrees to save, defend, indemnify and hold harmless the Consultant from any kind of liabilities, of every kind, nature and description, fixed or contingent (including, without limitations, reasonable counsel fees. and expenses in connection with any action, claim or proceeding relating to such liabilities) arising out of the services provided hereunder, including but not limited to, by any reason of any breach or failure of observance or performance or untrue or incorrect statement of any term, commitment, representation, warranty, covenant or agreement made by the Company; or by any reason of negligence of the Company regarding or in accordance with any duty, document, obligation, responsibility, or other performance of service arising out of this transaction. In the event that Consultant requests indemnification hereunder (the "Indemnified Party"), Consultant agrees to notify the Company required to indemnify hereunder (an "Indemnifying Party") with reasonable promptness of any claim asserted against it in respect to which any Indemnifying Party may be liable under this Agreement, which notification shall be accompanied by a written statement setting forth the basis of such claim and the manner of calculation thereof. An Indemnifying Party shall have the right to defend any such claim at its or his own expense and with the counsel of its or his choice; provided, however, that such counsel shall be approved by the Indemnified Parry prior to engagement, which approval shall not be unreasonably withheld or delayed; and provided further, that the Indemnified party may participate in such defense, if it so chooses, with its own counsel and at its own expense,

9.

Complete Agreement:    This Agreement contains the entire Agreement between the parties with respect to the contents hereof and supersedes all prior agreements, and understandings between the parties with respect to such matters, whether written or oral.  Neither this agreement, nor any term or provision hereof may be changed, waived, discharged or amended in any manner other than by any instrument in writing, signed by the party against which the enforcement of the change, waiver, discharge or amendment is sought.

10.

Counterparts: This Agreement may be executed in two or more counterparts, each of which shall be an original but all of which shall constitute but one Agreement,

11.

Arbitration The parties hereby agree to submit any controversy or claim arising out of or relating to this Agreement to final and binding arbitration administered by the American Arbitration Association ("AAA") under its Commercial Arbitration Rules and further agree that immediately after the filing of a claim as provided herein they shall in good faith attempt mediation in accordance with the AAA Commercial Mediation Rules; provided, however that the proposed mediation shall not interfere with or in any way impede the progress of the arbitration. The parties also agree that (i) the AAA Optional Rules for Emergency Measures of Protection shall apply to any proceedings initiated hereunder, (ii) the arbitration shall be authorized and empowered to grant any remedy or relief which the arbitrator deems just and equitable in nature, including but not limited to, specific performance, injunction;, declaratory judgment and other forms of provisional relief in addition to a monetary award: (iii) the arbitrator may make other decisions including interim, interlocutory or partial findings, orders and awards to me mil extent provided in Rule 45 of the commercial Arbitration Rules; and (iv) the arbitrator shall be empowered and authorized to award attorneys' fees to the prevailing party hi accordance with Rule 45

12.

Survival: Any termination of this Agreement shall not, however, affect the on-going provisions of this Agreement which shall survive such termination in accordance with their terms with the exception that no additional compensation shall be payable to the consultant after the termination, in accordance with this agreement

13.

Disclosure: Any financial advice rendered by the Consultant pursuant to this Agreement may not be disclosed publicly in any manner without the prior written approval of the Consultant unless required by any court, government, or regulatory agency. All non-public information given to the Consultant by the Company will be treated by the Consultant as confidential information, and the Consultant agrees not to make use of such information other than in connection with its performance of this Agreement, provided, however, that any such information may be disclosed if requited by any court or governmental or regulatory authority, board or agency. "Non-public information" shall not include any information which (i) is or becomes generally available to the public other than as a result of a disclosure by the Consultant; (ii) was available to the Consultant prior to its disclosure to the Consultant by the Company, provided that such information is not known by the Consultant to be subject to another confidentiality agreement with another party; or (iii) becomes available to the Consultant on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company,

14.

The services to be rendered by the Consultant to the Corporation shall under no circumstances include, directly or indirectly, the following; (i) any activity which could be deemed by the Securities and Exchange Commission to constitute investment banking or any other activities that require the Consultant to register as a broker -dealer under the Securities Exchange Act of 1934; (ii)any activities which could be deemed to be in connection with the offer or sale of securities in a capital raising transaction or (in) any market making or promotional activities regarding   or involving the Company's common stock.

15.

This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflict of laws principles thereof or the actual domiciles of the parties. Any arbitration or mediation initiated by the parties shall he filed and maintained exclusively with the American Arbitration Association's offices located in New York City and the parties further agree that the provisions- of paragraph 13, above, may be enforced by any court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorney's fees, to be paid by the party against whom enforcement is ordered. Any proceeding whether in Arbitration or otherwise shall be exclusively venued in New York City.

16.

Compensation Notification: The Company agrees not to issue any class of stock, option or warrant which may change control of the Company without prior written notification to me Consultant

17.

Severability: Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. If any provision of this agreement is held to be invalid., illegal or unenforceable in any respect under any applicable law or rule, such invalidity, illegality or unenforceability will not effect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

18.

Miscellaneous:

(a)

Neither the Consultant nor its affiliates or their respective officers, directors, employees, agents or controlling persons shall be liable, responsible or accountable in damages or otherwise to the Company or its affiliates, or their respective officers, directors, employees, agents or controlling persons for any act or omission performed or omitted by the Consultant with the respect to the services provided by it pursuant or otherwise relating to or arising out of this Agreement unless found liable or responsible by a court, arbitrator, or mediator of competent jurisdiction.

(b)

All final decisions with respect to consultation, advice and services rendered by the Consultant to the Company shall rest exclusively with the Company, and Consultant shall not have any right or authority to bind the Company to any obligation or commitment.

DOCSNY1:792731.2

Agreed and Accepted on December 05, 2005 by and between:

MACH ONE CORPORATION

CEO Weyman CHENG

MACH ONE CORPORATION

CHARLES MORGAN SECURITIES INC.

BY:

PAUL E TABOADA CHAIRMAN / CEO